Exhibit 99.1

BioStem Technologies Secures Up to $40 Million in a Committed Equity Facility

POMPANO BEACH, Fla., Sept. 18, 2026 (GLOBE NEWSWIRE) -- BioStem Technologies, Inc. (Nasdaq: BSEM) (“BioStem” or the “Company”), a leading regenerative medicine company focused on the development, manufacturing, and commercialization of perinatal tissue allograft products, today announced it has entered into a $40 million Committed Equity Facility (the “CEF”) with Roth Principal Investments, LLC (“Roth”), an affiliate of CR Financial Holdings, Inc., the holding company for Roth Capital Partners.

The CEF allows, but does not obligate, BioStem to issue and sell up to $40 million of shares of its common stock (the “Shares”) to Roth, at BioStem’s sole discretion by way of a private placement and subject to certain conditions set forth in the CEF common stock purchase agreement (the “Purchase Agreement”), following the filing and effectiveness of a registration statement registering the resale of such shares. Subject to certain specified exceptions, under the applicable Nasdaq rules, the Company may not issue to Roth under the Purchase Agreement a number of Shares which is in excess of 19.99% of the Shares outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains shareholder approval to issue the Shares in excess of such Exchange Cap or the average price per Share paid by Roth for all Shares issued under the Purchase Agreement equals or exceeds the applicable minimum price under Nasdaq rules.

BioStem intends to use any net proceeds for working capital and general corporate purposes. BioStem may access capital opportunistically over time and is under no obligation to utilize the full amount available under the CEF.

Pursuant to the registration rights agreement entered into by the Company and Roth in connection with the Purchase Agreement, the Company intends to file a registration statement with the U.S. Securities and Exchange Commission to register the resale by Roth of the Shares issuable under the Purchase Agreement. These securities may not be resold until the registration statement is filed and becomes effective.

No Offer or Solicitation: This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements: Except for statements of historical fact, this press release also contains forward-looking statements. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this press release include, without limitation, statements regarding the timing and amount of any draws under the $40 million CEF, including the filing and effectiveness of the related registration statement; and the Company’s plans for the use of proceeds from the CEF.

Forward-looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that the U.S. Securities and Exchange Commission may not declare effective the registration statement relating to the CEF, or may not do so when expected or at all, limiting or delaying the Company’s access to that facility; the risk that market conditions, the trading price and volume of the Company’s common stock, or the Company’s own discretion may limit the Company’s ability or willingness to draw on the CEF, and the potential dilution to existing stockholders resulting from any such draws; the Company’s ability to extinguish or refinance existing debt as planned; the risk that the Company may be unable to raise additional funds to expand its business; the adequacy of the Company’s capital resources and liquidity to fund its operations and planned commercial expansion; the competition that the Company faces, which could adversely affect its business, results of operations and financial condition; rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; the Company’s ability to convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; changes in applicable laws or regulations; the risk that the Company may be unable to maintain compliance with Nasdaq’s continued listing standards; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and the other risks and uncertainties described under “Risk Factors” in the Company’s Form 10 registration statement and its subsequent filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About BioStem Technologies, Inc. (Nasdaq: BSEM): BioStem Technologies, Inc. is a publicly traded, biomedical innovator, focused on developing, manufacturing and commercializing advanced allograft solutions derived from perinatal tissue. The company leverages its industry-leading proprietary BioRetain®, CryoTek® and SteriTek® processing technologies, designed to optimize the preservation of the natural properties of these tissues, supporting their use in clinical settings. Its allografts are used by clinicians across a wide range of specialties. With a growing portfolio of products, expanding clinical research initiatives, and a national commercial footprint, BioStem is committed to advancing innovation in regenerative medicine.

BioStem Technologies’ quality management system and standard operating procedures have been reviewed and accredited by the American Association of Tissue Banks (“AATB”). These systems and procedures are established in compliance with current Good Tissue Practices (“cGTP”) and current Good Manufacturing Practices (“cGMP”). BioStem’s portfolio of quality brands includes its Neox®, Clarix®, VENDAJE® and American Amnion™ product lines.

Investor Relations:

Philip Trip Taylor, Gilmartin ir@biostemtech.com

News Provided by GlobeNewswire via QuoteMedia